UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2008

CONSTELLATION ENERGY GROUP, INC.

Exact name of registrant as specified in its charter

Commission File Number	IRS Employer Identification No.
1-12869	52-1964611

MARYLAND
(State of Incorporation of registrant)

100 CONSTELLATION WAY, BALTIMORE, MARYLAND	21202
(Address of principal executive offices)	(Zip Code)

410-470-2800

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name, former address

and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The purpose of this Amendment No. 1 on Form 8-K/A is to, among other things, amend the Current Report on Form 8-K, that contained Items 8.01 and 9.01 only (Film No. 081254296), filed by Constellation Energy Group, Inc. on December 17, 2008 by (i) relocating the disclosure previously set forth under Item 8.01 and instead furnishing it under Item 7.01 (as a result of which such disclosure is not incorporated by reference into other filings unless specifically indicated in such filings), (ii) to state that Exhibit 99.1 is furnished herewith, and (iii) amend and restate Item 8.01.

Item 7.01	Regulation FD Disclosure

Constellation Energy Group, Inc. (“Constellation Energy”) held a webcast teleconference on December 17, 2008. A slide used in the webcast teleconference relating to Constellation Energy’s 2009 earnings guidance is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 8.01	Other Events

On December 17, 2008, Constellation Energy announced that it is considering lowering its annual dividend by 50% to 60%.

*        *        *        *

Forward-Looking Statements

This report, including Exhibit 99.1 hereto, contains certain statements that are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “believes,” “considering,” “anticipates,” “expects,” “intends,” “plans,” “projecting” and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Constellation Energy also discloses non-historical information that represents management’s expectations, which are based on numerous assumptions. These statements include statements in Exhibit 99.1 hereto. These statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to be materially different from projected results. These risks include, but are not limited to: the timing and extent of changes in commodity prices for energy including coal, natural gas, oil, electricity, nuclear fuel, freight and emissions allowances and the impact of such changes on Constellation Energy’s liquidity requirements; the timing and extent of deregulation of, and competition in, the energy markets, and the rules and regulations adopted on a transitional basis in those markets; the conditions of the capital markets, interest rates, availability of credit, liquidity and general economic conditions, as well as Constellation Energy’s and Baltimore Gas and Electric Company’s ability to maintain their current credit ratings; the ability to attract and retain customers in Constellation Energy’s competitive supply activities and to adequately forecast their energy usage; the effectiveness of Constellation Energy’s and Baltimore Gas and Electric Company’s risk management policies and procedures and the ability and willingness of Constellation Energy’s counterparties to satisfy their financial and other commitments; the liquidity and competitiveness of wholesale markets for energy commodities; uncertainties associated with estimating natural gas reserves, developing properties and extracting gas; operational factors affecting the operations of Constellation Energy’s generating facilities (including nuclear facilities) and Baltimore Gas and Electric Company’s transmission and distribution facilities, including catastrophic weather-related damages, unscheduled outages or repairs, unanticipated changes in fuel costs or availability, unavailability of coal or gas transportation or electric transmission services, workforce issues, terrorism, liabilities associated with catastrophic events, and other events beyond Constellation Energy’s control; the inability of Baltimore Gas and Electric Company to recover all its costs associated with providing customers service; the effect of weather and general economic and business conditions on energy supply, demand, and prices; regulatory or legislative developments that affect deregulation, transmission or distribution rates, demand for energy, or that would increase costs, including costs related to nuclear power plants, safety, or environmental compliance; the ability of Constellation Energy’s regulated and non-regulated businesses to comply with complex and/or changing market rules and regulations; the actual outcome of uncertainties associated with assumptions and estimates using judgment when applying critical accounting policies and preparing financial statements, including factors that are estimated in applying mark-to-market accounting, such as the ability to obtain market prices and in the absence of verifiable market prices, the appropriateness of models and model impacts (including, but not limited to, extreme contractual load obligations, unit availability, forward commodity prices, interest rates, correlation and volatility factors); changes in accounting principles or practices; losses on the sale or write-down of assets due to impairment events or changes in management intent with regard to either holding or selling certain assets; Constellation Energy’s ability to successfully identify and complete acquisitions and sales of businesses and assets; cost and other effects of legal and administrative proceedings that may not be covered by insurance, including environmental liabilities; the likelihood and timing of the completion of the pending transaction with Électricité de France International, S.A. and the terms and conditions of any regulatory approvals; and the ability to complete Constellation Energy’s strategic initiatives to improve Constellation Energy’s liquidity. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Please see Constellation Energy’s periodic reports filed with the SEC for more information on these factors. These forward-looking statements represent estimates and assumptions only as of the date of this report, and no duty is undertaken to update them to reflect new information, events or circumstances.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Slide from Investor Webcast Teleconference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONSTELLATION ENERGY GROUP, INC. (Registrant)

Date: December 17, 2008	/s/ Charles A. Berardesco
Charles A. Berardesco
Senior Vice President and General Counsel